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                                                                   Exhibit 10.27



                               February 17, 1997



name
The Houston Exploration Company
1331 Lamar, Suite 1065
Houston, Texas 77010

         Re:     Grant of Phantom Stock Rights

Dear sal:

         As indicated in the Company's memorandum to you as of December 26, 1996, The Houston Exploration Company (the "Company") has granted you shares Phantom Stock Rights ("PSRs"), each of which represents the right, subject to the conditions set forth in this letter agreement, to receive a cash payment determined by reference to the fair market value of one share of the common stock, par value $0.01 per share, of the Company ("Company Stock"). The definitive terms and conditions of the PSRs are as follows:

         1. Except as provided below, 20% of the PSRs shall become payable on December 16th of each of the years 1997 through 2001.

         2. As soon as reasonably practicable following each date on which PSRs are payable, the Company shall pay you an amount of cash equal to (i) the average of the closing prices per share of Company Stock as reported on The New York Stock Exchange (the "Closing Price") for the five trading days on which Company Stock was traded immediately preceding the date on which such PSRs are payable, multiplied by (ii) the number of PSRs payable on such date. The Company shall withhold any federal, state, or other taxes as required by law from such payments.

         3. The PSRs are not transferable by you, other than by will or the laws of descent and distribution, and may not be pledged, assigned, encumbered or anticipated in any manner.

         4. In the event you voluntarily terminate your employment with the Company (otherwise than upon your retirement at age 65 or later) or the Company terminates your employment for Cause, all PSRs then outstanding shall automatically be canceled unpaid as of the date of termination. As used in this Agreement, "Cause" shall mean (i) any material failure by you to perform the duties assigned to you in connection with your employment by the Company
(other than any such failure resulting from your incapacity due to illness or other disability) after written





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name
February 17, 1997
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notice of such failure has been given to you  by the Company and such failure shall have continued for 30 days after receipt of such notice, (ii) gross or willful negligence or intentional wrongdoing or misconduct on your behalf,
(iii) a material breach by you of any agreement with the Company, (iv) any disclosure or use by you of confidential or proprietary information of the Company otherwise than in accordance with your duties to the Company, or (v) your conviction of a felony offense involving moral turpitude.

         5. In the event the Company terminates your employment for any reason other than for Cause or your employment with the Company is terminated by reason of your voluntary retirement at age 65 or later, your death or your becoming entitled to receive disability benefits under the Company's long-term disability plan, all PSRs then outstanding shall be immediately payable in full, based on the Closing Price of the Company Stock on the date of termination.

         6. In the event of Change of Control of the Company (as defined below), all PSRs then outstanding shall be automatically paid as of the date such Change of Control becomes effective based on the greater of (i) the Closing Price of the Company Stock on the date such Change of Control becomes effective or (ii) the highest price per share paid for Company Stock in connection with such Change of Control. As used in this Agreement, a "Change of Control" shall mean:

                 (i) the acquisition after the date of this Agreement by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 20% or more of either
         (i) the then outstanding shares of Company Stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) hereof; or

                 (ii) individuals, who, as of the date of this Agreement, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's Board of Directors, provided that any individual becoming a director subsequent to date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose





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name
February 17, 1997
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         initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other then the Board of Directors; or

                 (iii) consummation after the date of this Agreement of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be,
         (B) no Person (excluding (1) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or the action of the Board providing for such Corporate Transaction.

         7. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Company Stock outstanding, without receiving compensation for it in money, services or property, the number of PSRs then outstanding shall be appropriately adjusted by the Company on the same basis as the outstanding shares of Company Stock are adjusted as a result of such event.

         8. Nothing in the Agreement shall confer on you any right to continue your employment with the Company nor restrict the Company from the termination of your employment at any time.





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name
February 17, 1997
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         Please execute and return this Agreement to the undersigned.  The attached copy is for your records.


                                        THE HOUSTON EXPLORATION COMPANY



                                        By:
                                           -----------------------------
                                            James G. Floyd, President

EMPLOYEE


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